Exhibit 3.1

                        SPECIMEN COMMON STOCK CERTIFICATE

MINNESOTA
HEMCURE, INC.
1986
THIS CERTIFIES THAT
is the owner of
CUSIP
DATED
COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST CO., INC.
(DENVER)
TRANSFER AGENT AND REGISTRAR,
By
AUTHORIZED SIGNATURE
FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
Hemcure, Inc. (hereinafter called the "Company"), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, and the By-Laws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.
COMMON STOCK
PAR VALUE $.01
COMMON STOCK
THIS CERTIFICATE IS TRANSFERABLE IN
NEW YORK, NY OR DENVER, CO
SEE REVERSE FOR CERTAIN DEFINITIONS
Certificate
Number
Shares

HEMCURE, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA
800,000,000 AUTHORIZED SHARES $.01 PAR VALUE
President
Secretary